Exhibit 99.1
LSI Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2010

		Pro Forma
	As Reported	adjustments		Pro Forma

	(In thousands)
ASSETS
Cash, cash equivalents and short-term investments	$676,666	$475,000	(A)	$1,151,666
Accounts receivable, net	326,604	—		326,604
Inventories	186,772	(39,074)	(B)	147,698
Prepaid expenses and other current assets	73,778	(1,706)	(B)	72,072

Total current assets	1,263,820	434,220		1,698,040
Property and equipment, net	223,181	(26,866)	(B)	196,315
Goodwill and identified intangible assets, net	749,835	(115,459)	(B)	634,376
Other assets	188,076	(37,464)	(B)	150,612

Total assets	$2,424,912	$254,431		$2,679,343

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$484,628	$(2,957)	(B)	$481,671
Pension, tax and other non-current liabilities	622,782	—		622,782

Total liabilities	1,107,410	(2,957)		1,104,453

Stockholders’ equity:
Common stock and additional paid-in capital	6,004,289	—		6,004,289
Accumulated deficit	(4,368,522)	257,388	(C)	(4,111,134)
Accumulated other comprehensive loss	(318,265)	—		(318,265)

Total stockholders’ equity	1,317,502	257,388		1,574,890

Total liabilities and stockholders’ equity	$2,424,912	$254,431		$2,679,343

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this data.

LSI Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2010

		Pro Forma
	As Reported	adjustments		Pro Forma

	(In thousands, except per share amounts)
Revenues	$2,570,047	$(696,809)	(D)	$1,873,238
Cost of revenues	1,461,182	(465,005)	(D)	996,177

Gross profit	1,108,865	(231,804)		877,061
Research and development	669,822	(100,939)	(D)	568,883
Selling, general and administrative	343,013	(62,028)	(D)	280,985
Restructuring of operations and other items, net	58,885	(49,608)	(D)	9,277

Income/(loss) from operations	37,145	(19,229)		17,916
Interest expense	(5,601)	—		(5,601)
Interest income and other, net	13,848	—		13,848

Income/(loss) before income taxes	45,392	(19,229)		26,163
Provision for/(benefit from) income taxes	5,420	(5,676)	(E)	(256)

Net income/(loss)	$39,972	$(13,553)		$26,419

Net income per share:
Basic	$0.06			$0.04

Diluted	$0.06			$0.04

Shares used in computing per share amounts:
Basic	638,998			638,998

Diluted	646,324			646,324

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this data.

LSI Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2009

		Pro Forma
	As Reported	adjustments		Pro Forma

	(In thousands, except per share amounts)
Revenues	$2,219,159	$(641,166)	(D)	$1,577,993
Cost of revenues	1,375,758	(430,816)	(D)	944,942

Gross profit	843,401	(210,350)		633,051
Research and development	608,312	(96,462)	(D)	511,850
Selling, general and administrative	326,014	(68,057)	(D)	257,957
Restructuring of operations and other items, net	38,246	(1,729)	(D)	36,517

Loss from operations	(129,171)	(44,102)		(173,273)
Interest expense	(21,931)	—		(21,931)
Interest income and other, net	20,272	—		20,272

Loss before income taxes	(130,830)	(44,102)		(174,932)
Benefit from income taxes	(83,111)	(31,220)	(E)	(114,331)

Net loss	$(47,719)	$(12,882)		$(60,601)

Net loss per share:
Basic	$(0.07)			$(0.09)

Diluted	$(0.07)			$(0.09)

Shares used in computing per share amounts:
Basic	651,238			651,238

Diluted	651,238			651,238

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this data.

LSI Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2008

		Pro Forma
	As Reported	adjustments		Pro Forma

	(In thousands, except per share amounts)
Revenues	$2,677,077	$(768,760)	(D)	$1,908,317
Cost of revenues	1,608,108	(486,395)	(D)	1,121,713

Gross profit	1,068,969	(282,365)		786,604
Research and development	672,511	(109,219)	(D)	563,292
Selling, general and administrative	406,875	(81,840)	(D)	325,035
Restructuring of operations and other items, net	43,717	(55)	(D)	43,662
Goodwill and intangible asset impairment charges	541,586	—		541,586

Loss from operations	(595,720)	(91,251)		(686,971)
Interest expense	(34,943)	—		(34,943)
Interest income and other, net	36,110	—		36,110

Loss before income taxes	(594,553)	(91,251)		(685,804)
Provision for/(benefit from) income taxes	27,700	(41,193)	(E)	(13,493)

Net loss	$(622,253)	$(50,058)		$(672,311)

Net loss per share:
Basic	$(0.96)			$(1.04)

Diluted	$(0.96)			$(1.04)

Shares used in computing per share amounts:
Basic	647,953			647,953

Diluted	647,953			647,953

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of this data.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
     1. Basis of Presentation
     The unaudited pro forma condensed consolidated financial statements as of and for the respective periods presented are based on the historical audited financial statements of LSI Corporation (the “Company”) contained in its Annual Report on Form 10-K for the year ended December 31, 2010 after giving effect to the sale of its external storage systems business (the “Transaction”), which was completed on May 6, 2011, and using the assumptions and adjustments described in the accompanying notes.
     The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 is presented as if the Transaction had occurred on December 31, 2010.
     The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2010, 2009 and 2008 are presented as if the Transaction had occurred on January 1, 2008 and do not assume interest income on the cash proceeds.
     The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the Transaction. You should read this information in conjunction with the Company’s audited historical consolidated financial statements as of December 31, 2010 and for the years ended December 2010, 2009 and 2008, included in the LSI annual report on Form 10-K for the year ended December 31, 2010.
     The unaudited pro forma condensed consolidated financial statements have been provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transaction occurred as of or for the periods presented, nor are they necessarily indicative of the Company’s future operating results or financial position.
     The unaudited pro forma condensed consolidated financial statements do not include the anticipated effects of additional restructuring charges related to severance and certain contractual obligations because estimates of these potential costs cannot be quantified at this time.
     2. Pro Forma Adjustments
     The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statement of operations and the unaudited pro forma condensed consolidated balance sheet:
(A)	The pro forma adjustment reflects the proceeds received from the Transaction of approximately $480 million less estimated transaction fees of approximately $5 million.

(B)	The pro forma adjustments reflect the book value of the net assets sold to NetApp, assuming the Transaction had been consummated on December 31, 2010.

(C)	The pro forma adjustment reflects the estimated pro forma gain on the Transaction, net of estimated transaction fees. The actual gain on the Transaction is subject to adjustment.

(D)	These pro forma adjustments eliminate the revenues and expenses which (i) are directly attributable to the external storage systems business and (ii) will not continue after the completion of the Transaction. These pro forma adjustments also include the Company’s revenues and cost of sales to the external storage systems business, which represent third party transactions subsequent to the Transaction.

(E)	The pro forma adjustments consider the general intra-period allocation rules for income taxes.